Exhibit 99.1

USANA Health Sciences Reports Second Quarter Results

SALT LAKE CITY--(BUSINESS WIRE)--July 26, 2022--USANA Health Sciences, Inc. (NYSE: USNA) today announced financial results for its fiscal second quarter ended July 2, 2022.

Key Financial & Operating Results

  Second quarter net sales were $264 million as compared with $337 million during the second quarter of the prior year.
  Second quarter diluted EPS totaled $1.00 versus $1.87 during the second quarter of 2021.
  Company reiterates fiscal 2022 net sales and diluted EPS outlook of $1.015 billion to $1.065 billion and $3.85 to $4.45, respectively.

Q2 2022 Financial Performance

Consolidated Results
Net Sales	$264 million	-21% vs. prior-year quarter -18% constant currency vs. prior-year quarter -$10.9 million YOY FX impact, or -3% Flat sequentially in constant currency
Diluted EPS	$1.00	-47% vs. prior-year quarter -13% sequentially Diluted shares of 19.2 million, -6% year-over-year
Active Customers	559,000	-14% vs. prior-year quarter +1% sequentially

“As indicated in our preliminary results release on July 6th, we continue to experience COVID-related disruptions in several key markets, including mainland China. This caused participation in sales programs, Active Customer counts, and financial performance to come in lower than anticipated,” said Kevin Guest, Chief Executive Officer and Chairman of the Board. “Although many of these disruptions were outside of our control, and while we faced a tough year-over year comparable due to the timing of a successful sales program in 2021, our second quarter results were not up to our standards. Nevertheless, we remain committed to our business strategy which we believe will deliver sustained, long-term growth in customer counts, net sales, and EPS. Important elements of this strategy include (1) enhancing digital experience for our customers to improve the overall online shopping experience; (2) improving Associate onboarding and training to help drive and sustain customer growth; (3) exploring additional promotions and incentives on a market-specific basis; (4) launching experience centers in mainland China to promote growth in this key market; and (5) pursuing accretive business development opportunities.

"During the quarter, we streamlined our Associate onboarding program and provided Associates with additional tools to help them more efficiently and effectively setup and operate their businesses. Our team also launched improvements to our China shopping app to further improve the online shopping experience in that market. Although it takes time to recapture momentum, we are confident these strategies will deliver long-term growth.”

Q2 2022 Regional Results:

Asia Pacific Region
Net Sales	$217 million	-22% vs. prior-year quarter -18% constant currency vs. prior-year quarter +3% constant currency sequentially 82% of consolidated net sales
Active Customers	438,000	-15% vs. prior-year quarter +4% sequentially
Asia Pacific Sub-Regions
Greater China
Net Sales	$141 million	-15% vs. prior-year quarter -13% constant currency vs. prior-year quarter
Active Customers	278,000	-8% vs. prior-year quarter +9% sequentially
North Asia
Net Sales	$29 million	-23% vs. prior-year quarter -13% constant currency vs. prior-year quarter
Active Customers	57,000	-14% vs. prior-year quarter Flat sequentially
Southeast Asia Pacific
Net Sales	$48 million	-37% vs. prior-year quarter -33% constant currency vs. prior-year quarter
Active Customers	103,000	-29% vs. prior-year quarter -6% sequentially

Americas and Europe Region
Net Sales	$47 million	-19% vs. prior-year quarter -17% constant currency vs. prior-year quarter -13% constant currency sequentially 18% of consolidated net sales
Active Customers	121,000	-13% vs. prior-year quarter -7 % sequentially

Balance Sheet and Share Repurchase Activity

The Company ended the quarter with $230 million in cash and cash equivalents and did not repurchase any shares during the quarter. As of July 2, 2022, the Company had approximately $83 million remaining under the share repurchase authorization.

Fiscal 2022 Outlook

The Company is reiterating its net sales and earnings per share outlook for fiscal year 2022, which was updated on July 6, 2022.

Fiscal Year 2022 Outlook
Range
Consolidated Net Sales	$1.015 - $1.065 billion
Diluted EPS	$3.85 - $4.45

Doug Hekking, Chief Financial Officer, said, “While we remain optimistic that our strategies will generate future growth, we believe we will continue to face a challenging operating environment in the second half of the year. Moreover, we will do so with a lower-than-anticipated Active Customer base, which will impact our top and bottom-line results for the period. Although COVID-related disruptions and inflationary pressures remain difficult, we remain steadfast in pursing investments to deliver on our business objectives. We will also continue to align our cost structure with sales performance. Despite a challenging operating environment, our debt-free balance sheet remains healthy, and we are on pace to generate meaningful cash flow for the year.”

Management Commentary Document and Conference Call

For more information on the USANA’s operating results, please see the Management Commentary document, which has been posted on the Company’s website (http://ir.usana.com) under the Investor Relations section. USANA’s management team will hold a conference call and webcast to discuss today’s announcement with investors on Wednesday, July 27, 2022 at 11:00 AM Eastern Time. Investors may listen to the call by accessing USANA’s website at http://ir.usana.com. The call will consist of brief opening remarks by the Company’s management team, followed by a questions and answers session.

Non-GAAP Financial Measures

The Company prepares its financial statements using U.S. generally accepted accounting principles (“GAAP”). Constant currency net sales, earnings, EPS and other currency-related financial information (collectively, “Financial Results”) are non-GAAP financial measures that remove the impact of fluctuations in foreign-currency exchange rates (“FX”) and help facilitate period-to-period comparisons of the Company’s Financial Results that we believe provide investors an additional perspective on trends and underlying business results. Constant currency Financial Results are calculated by translating the current period's Financial Results at the same average exchange rates in effect during the applicable prior-year period and then comparing this amount to the prior-year period's Financial Results.

About USANA

USANA develops and manufactures high-quality nutritional supplements, functional foods and personal care products that are sold directly to Associates and Preferred Customers throughout the United States, Canada, Australia, New Zealand, Hong Kong, China, Japan, Taiwan, South Korea, Singapore, Mexico, Malaysia, the Philippines, the Netherlands, the United Kingdom, Thailand, France, Belgium, Colombia, Indonesia, Germany, Spain, Romania, and Italy. More information on USANA can be found at www.usana.com.

Safe Harbor

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. Our actual results could differ materially from those projected in these forward-looking statements, which involve a number of risks and uncertainties, including: uncertainty related to the magnitude, scope and duration of the impact of the COVID-19 pandemic (“COVID-19”) to our business, operations and financial results; the further spread of, and regulatory measures or voluntary actions that may be put in place to limit the spread of, COVID-19 in the markets where we operate, including restrictions on business operations, shelter at home, or social distancing requirements; the potential for a resurgence of COVID-19 spread in any of our markets in the future; the impact of COVID-19 on the domestic and world economies, including any negative impact on discretionary spending, consumer demand, and consumer behavior in general; regulatory risk in China in connection with the health products and direct selling business models; regulatory risk in the United States in connection with the direct selling business model; potential negative effects of deteriorating foreign and/or trade relations between the United States and China; potential negative effects from geopolitical relations and conflicts, including the Russia-Ukraine conflict; potential negative effects of material breaches of our information technology systems to the extent we experience a material breach; material failures of our information technology systems; global economic conditions generally, including increasing inflationary pressure around the world and any negative impact on our operating costs, consumer demand and consumer behavior in general; reliance upon our network of independent Associates; risk associated with governmental regulation of our products, manufacturing and direct selling business model; adverse publicity risks globally; risks associated with our international expansion and operations; and uncertainty relating to the fluctuation in U.S. and other international currencies. The contents of this release should be considered in conjunction with the risk factors, warnings, and cautionary statements that are contained in our most recent filings with the Securities and Exchange Commission. The forward-looking statements in this press release set forth our beliefs as of the date hereof. We do not undertake any obligation to update any forward-looking statement after the date hereof or to conform such statements to actual results or changes in the Company’s expectations, except as required by law.

USANA Health Sciences, Inc.
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Quarter Ended		Six Months Ended
	2-Jul-22	3-Jul-21	2-Jul-22	3-Jul-21

Net sales	$264,474	$336,837	$537,341	$644,813
Cost of sales	49,517	57,014	100,900	114,665
Gross profit	214,957	279,823	436,441	530,148
Operating expenses:
Associate incentives	119,204	153,863	238,824	288,358
Selling, general and administrative	66,387	72,240	135,184	143,873
Earnings from operations	29,366	53,720	62,433	97,917
Other income (expense), net	(58)	590	162	729
Earnings before income taxes	29,308	54,310	62,595	98,646
Income taxes	10,151	16,076	20,969	29,791
NET EARNINGS	$19,157	$38,234	$41,626	$68,855

Earnings per share - diluted	$1.00	$1.87	$2.15	$3.31
Weighted average shares outstanding - diluted	19,244	20,446	19,362	20,771

USANA Health Sciences, Inc.
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	As of	As of
	2-Jul-22	1-Jan-22
ASSETS
Current Assets
Cash and cash equivalents	$230,370	$239,832
Inventories	84,171	98,318
Prepaid expenses and other current assets	27,536	26,967
Total current assets	342,077	365,117

Property and equipment, net	97,827	101,780
Goodwill	17,402	17,668
Intangible assets, net	34,371	30,442
Deferred tax assets	11,265	4,839
Other assets	55,017	57,894
Total assets	$557,959	$577,740

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$10,175	$13,508
Other current liabilities	123,419	147,282
Total current liabilities	133,594	160,790

Deferred tax liabilities	5,142	7,497
Other long-term liabilities	15,542	14,329

Stockholders' equity	403,681	395,124
Total liabilities and stockholders' equity	$557,959	$577,740

USANA Health Sciences, Inc.
Sales by Region
(In thousands)
(Unaudited)

	Quarter Ended
	July 2, 2022		July 3, 2021		Change from prior year		Currency impact on sales	% change excluding currency impact
Asia Pacific
Greater China	$140,775	53.2%	$165,416	49.1%	$(24,641)	(14.9%)	$(3,062)	(13.0%)
Southeast Asia Pacific	47,830	18.1%	76,101	22.6%	(28,271)	(37.1%)	(3,341)	(32.8%)
North Asia	28,803	10.9%	37,438	11.1%	(8,635)	(23.1%)	(3,632)	(13.4%)
Asia Pacific Total	217,408	82.2%	278,955	82.8%	(61,547)	(22.1%)	(10,035)	(18.5%)

Americas and Europe	47,066	17.8%	57,882	17.2%	(10,816)	(18.7%)	(863)	(17.2%)
	$264,474	100.0%	$336,837	100.0%	$(72,363)	(21.5%)	$(10,898)	(18.2%)

Active Associates by Region(1)
(Unaudited)

	As of
	July 2, 2022		July 3, 2021
Asia Pacific
Greater China	77,000	32.9%	88,000	29.3%
Southeast Asia Pacific	69,000	29.5%	104,000	34.7%
North Asia	36,000	15.4%	42,000	14.0%
Asia Pacific Total	182,000	77.8%	234,000	78.0%

Americas and Europe	52,000	22.2%	66,000	22.0%
	234,000	100.0%	300,000	100.0%

Active Preferred Customers by Region (2)
(Unaudited)

	As of
	July 2, 2022		July 3, 2021
Asia Pacific
Greater China	201,000	61.8%	215,000	61.1%
Southeast Asia Pacific	34,000	10.5%	40,000	11.4%
North Asia	21,000	6.5%	24,000	6.8%
Asia Pacific Total	256,000	78.8%	279,000	79.3%

Americas and Europe	69,000	21.2%	73,000	20.7%
	325,000	100.0%	352,000	100.0%
(1) Associates are independent distributors of our products who also purchase our products for their personal use. We only count as active those Associates who have purchased from us any time during the most recent three-month period, either for personal use or resale.
(2) Preferred Customers purchase our products strictly for their personal use and are not permitted to resell or to distribute the products. We only count as active those Preferred Customers who have purchased from us any time during the most recent three-month period. China utilizes a Preferred Customer program that has been implemented specifically for that market.

Contacts

Investor contact:
Andrew Masuda
Investor Relations
(801) 954-7201
investor.relations@usanainc.com

Media contact:
Dan Macuga
Public Relations
(801) 954-7280